UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

24/F Xiwang Tower, No. 136, Zhongshan Road, Zhongshan District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On March 30, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of Andatee China Marine Fuel Services Corporation (the “Company”) terminated the engagement of Friedman LLP (“Friedman”), the Company’s independent registered public accounting firm, effective immediately.

Friedman reported on the Company’s financial statements for the years ended December 31, 2013 and 2012, respectively. The Friedman reports on the Company’s financial statements as of December 31, 2013 and 2012, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's the fiscal years ended December 31, 2013 and 2012, respectively, and the interim period through the effective date of Friedman’s termination, (i) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company has provided Friedman with a copy of the foregoing disclosures to Friedman and requested that Friedman furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On March 30, 2015, the Audit Committee engaged the services of KCCW Accountancy Corp. (“KCCW”) as the Company’s new independent registered public accounting firm to audit the Company’s balance sheet as of December 31, 2014, and the related statements of operations and comprehensive income, changes in equity, and cash flows for the year then ended. KCCW will also perform a review of the Company’s unaudited quarterly financial information as of and for the quarters ending March 31, June 30 and September 30, 2015, respectively. During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged KCCW as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult KCCW with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Due to the foregoing change, the completion of the audit of the Company’s 2014 financial statements and filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Annual Report”) will be delayed and the Company anticipates that it will be unable to file the 2014 Annual Report by its filing due date of March 31, 2015. The Company expects the completion of the 2014 audit and filing of the 2014 Annual Report by no later than April 30, 2015.

Certain statements in this report that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995), include, among others, the Company’s expectations relating to the completion of the 2014 audit and filing of the 2014 Annual Report. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Friedman LLP letter dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, Chief Executive Officer

Date: March 31, 2015